Exhibit 99.1

POMEROY IT SOLUTIONS ANNOUNCES APPOINTMENT
OF NEW SENIOR VICE PRESIDENT OF
SALES AND MARKETING

HEBRON, Ky. -- Pomeroy IT Solutions, Inc. (NASDAQ:PMRY) a technology and services solution provider, today announced that Peter J. (“PJ”) Thelen will succeed Christopher C. Froman as the Company’s Senior Vice President of Sales and Marketing effective January 6, 2009, at which time Mr. Froman will become the Company’s President and Chief Executive Officer.

“PJ Thelen has certainly earned the opportunity to be the leader of our Company’s sales organization,” commented Christopher C. Froman, the Company’s current Senior Vice President of Sales and Marketing.  “Over the course of the past eight years, he has been promoted into new and challenging roles multiple times and, without fail, he has seized each opportunity and produced outstanding results.  PJ has demonstrated the kind of sustained leadership, commitment and integrity that are integral to the overall success of our Company and he will be an excellent addition to our executive management team,” Mr. Froman said.

"It is a great compliment to be named the Company’s next Senior Vice President of Sales and Marketing and I am very appreciative of the confidence that Keith Coogan and Chris Froman have placed in my readiness and ability to step into this new role,” said PJ Thelen.  “I understand the magnitude of the responsibilities that I am preparing to undertake and I am committed to performing them in a manner that will promote a positive experience for Pomeroy employees, customers and shareholders."

Mr. Thelen, 38, joined the Company in 2000.  Throughout his tenure with the Company, Mr. Thelen has held various management level positions, including, most recently, serving as the Vice President of Sales - National Accounts and Alliances and, prior to that, Vice President of Enterprise Sales.    Before joining the Company, Mr. Thelen, a Certified Public Accountant, was a consultant with Arthur Anderson, LLP for approximately seven years.  Mr. Thelen earned his BA degree from Spring Hill College in Mobile, Alabama.

About Pomeroy IT Solutions, Inc.
Pomeroy IT Solutions, Inc. is a leading provider of IT infrastructure solutions focused on enterprise, network and end-user technologies.  Leveraging its core competencies in IT Outsourcing and Professional Services, Pomeroy delivers consulting, deployment, operational, staffing and product sourcing solutions through the disciplines of Six-Sigma, program and project management, and industry best practices.  Pomeroy's consultative approach and adaptive methodology enables Fortune 2000 corporations, government entities, and mid-market clients to realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs, and improve profitability.  For more information, go to www.pomeroy.com.

Forward-Looking Statements
Certain of the statements in the preceding paragraphs regarding financial results constitute forward-looking statements.  These statements are related to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements.   These risks and other factors you should specifically consider include but are not limited to:  changes in customer demands or industry standards; existing market and competitive conditions, including the overall demand for IT products and services; the nature and volume of products and services anticipated to be delivered; the mix of the products and services businesses; the type of services delivered; the ability to successfully attract and retain customers  and to sell additional products and service to existing customers; the ability to timely bill and collect receivables; the ability to maintain a broad customer base to avoid dependence on any single customer; the need to successfully attract and retain outside consulting services; the ability to identify and successfully integrate new acquisitions by the Company; terms of vendor agreements and certification programs and the assumptions regarding the ability to perform there under; the ability to implement the Company’s best practices strategies; the ability to manage risks associated with customer projects; adverse or uncertain economic conditions; loss of key personnel; litigation; and the ability to attract and retain technical and other highly skilled personnel.  In some cases, you can identify forward-looking statements by such terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or negative of such terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.

Contact:
Craig Propst, CFO, Senior Vice President & Treasurer
(859) 586-0600 x1838